UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2011

DATARAM CORPORATION

(Exact name of registrant as specified in charter)

New Jersey	1-8266	22-18314-09
State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Route 571, P. O. Box 7258, Princeton, NJ	08543-7528
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 799-0071

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Item 1.02. Termination of a Material Definitive Agreement.

Section 2 - Financial Information

Item 2.03. Creation of a Direct Financial Obligation.

On December 14, 2011, the Company entered into Note and Security Agreement with David Sheerr, an employee and executive officer of the Company. The agreement provides for secured financing of up to $2,000,000. The Company is obligated to pay monthly, interest equal to 0.833% of the outstanding average daily loan balance. Principal is payable in sixty equal monthly installments, beginning on July 15, 2012. The Company may prepay any or all sums due under this agreement at any time without penalty.

On closing, the Company borrowed $1,500,000 under the agreement and repaid in full the $1,500,000 due under the Product Consignment and Sale Agreement, dated July 27, 2010, between the Company and Sheerr Memory, Inc. (a vendor of the Company of which Mr. Sheerr is sole owner), and terminated that agreement.

Section 9 - Financial Statements and Exhibits.

Item 9.01. Exhibits.

10.1 Note and Security Agreement, dated as of December 14, 2011, by and among David Sheerr and Dataram Corporation.

10.2 Consignment Termination letter, dated December 14, 2011, between Sheerr Memory, Inc. and Dataram corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATARAM CORPORATION

	By:	MARK MADDOCKS

Date: December 15, 2011		/s/ Mark Maddocks
Mark Maddocks, Vice President-Finance
and Chief Financial Officer